Media Contact:    Stevi Wara
Diamond Resorts International®
Tel: 702.823.7069
media@diamondresorts.com

Investor Contact:     Joshua Hochberg
Sloane and Company
Tel: 212.486.9500
jhochberg@sloanepr.com

Diamond Resorts International, Inc. Reports Record Third Quarter 2013 Financial Results

Provides Guidance for Full Year 2013

October 31, 2013, Las Vegas, NV - Diamond Resorts International, Inc. (NYSE: DRII) (“Diamond” or the “Company”), today announced results for the quarter ended September 30, 2013.

“We are very pleased to report a record third quarter, as our unique business model delivered strong operating performance, underscoring the advantages of our asset light, integrated hospitality platform,” stated David F. Palmer, President and Chief Executive Officer. “As we look to the remainder of the year and 2014, we remain confident that our hospitality-oriented approach to our business and our value proposition for consumers and HOAs position us to produce strong future results and shareholder value.”

Third Quarter 2013 Highlights

•	Total revenue increased $48.9 million, or 34.3%, to $191.6 million for the three months ended September 30, 2013 from $142.7 million for the three months ended September 30, 2012.

•
Hospitality and Management Services revenue grew by $4.8 million, or 12.1%, for the three months ended September 30, 2013 compared to the three months ended September 30, 2012. This growth was driven mainly by increased management fees as a result of the inclusion of the managed properties from the Island One and PMR Service Companies acquisitions (both completed in July 2013) and increased club revenues.

•	Vacation Interest sales, net grew by $40.4 million, or 48.5%, for the third quarter of 2013 compared to the same period in 2012. This growth was driven by a:

◦	8.3% increase in tours to 56,822 from 52,474

◦	9.1% increase in transactions to 8,342 from 7,647 (reflecting closing percentages of 14.7% for the 2013 period and 14.6% for the 2012 period)

◦	36.0% increase in average transaction price to $16,881 from $12,414

•
Advertising, sales and marketing expense for the quarter included a non-cash charge of $2.0 million related to the IPO. Excluding this charge, advertising, sales and marketing as a percentage of Vacation Interest sales revenue decreased 5.3 percentage points to 50.0%, from 55.3% in the 2012 period. The non-cash charge related to stock-based compensation was recognized in the three months ended September 30, 2013. Giving effect to this charge, advertising, sales and marketing as a percentage Vacation Interest sales revenue was 51.4%. This improvement was primarily due to improved leverage of fixed costs through increased sales efficiencies.

•
The pre-tax loss for the quarter included non-cash items netting to $49.1 million related to the IPO and related transactions. Excluding these items, pre-tax income would have increased $26.4 million to $15.2 million for the three months ended September 30, 2013 from a pre-tax loss of $11.3 million for the three months ended September 30, 2012. The non-cash items were charges related to stock-based compensation of $38.5 million and early extinguishment of debt of $13.4 million, offset in part by a gain on bargain purchase of $2.8 million, each recognized in the three months ended September 30, 2013. Giving effect to these items, the pre-tax loss was $34.0 million for the three months ended September 30, 2013.

•
Net cash used by operations for the three months ended September 30, 2013 was $13.0 million, reflecting $43.8 million, net of repayments, from the buildup of receivables which will be included in future securitizations.

•
Adjusted EBITDA for the Company and its Restricted Subsidiaries increased $21.8 million, or 56.5%, to $60.6 million for the period from $38.8 million for the three months ended September 30, 2012. This is based on Adjusted EBITDA for the Company on a consolidated basis of $60.4 million for the three months ended September 30, 2013 and $32.3 million for the three months ended September 30, 2012.

Third Quarter Earnings Summary

Hospitality and Management Services

Total management and member services revenue in our Hospitality and Management Services segment increased $3.6 million, or 12.0%, to $33.6 million for the three months ended September 30, 2013 from $30.0 million for the three months ended September 30, 2012. Management fees increased as a result of the inclusion of the managed properties from our acquisitions of Island One and the PMR Service Companies (both completed in July 2013) for the three months ended September 30, 2013. We also experienced higher club revenues due to increased membership dues, higher collection rate and higher club member count in the three months ended September 30, 2013 compared to the three months ended September 30, 2012. We had a total of 183,110 and 154,987 club members as of September 30, 2013 and 2012, respectively. These increases were partially offset by the reduction in commissions earned on fee-for-service agreements with Island One which were terminated in conjunction with the Island One acquisition on July 24, 2013.

Other revenue in our Hospitality and Management Services segment increased $0.2 million to $1.2 million for the three months ended September 30, 2013 from $1.0 million for the three months ended September 30, 2012.

Management and member services expense increased $0.5 million, or 6.2%, to $9.4 million for the three months ended September 30, 2013 from $8.9 million for the three months ended September 30, 2012. The increase was primarily attributable to higher operating expense associated with higher club member count and higher operating costs at the resorts that we manage. The above increases were partially offset by a reduction in the costs incurred under the fee-for-service agreements with Island One that terminated in conjunction with the Island One acquisition and an increase in the allocation of certain resort management expenses to the HOAs that we manage. Management and member services expense as a percentage of management and member services revenue decreased to 28.0% for the three months ended September 30, 2013 from 29.5% for the three months ended September 30, 2012.

Vacation Interest Sales and Financing

Vacation Interest sales, net, increased $40.4 million, or 48.5%, to $123.7 million for the three months ended September 30, 2013 from $83.3 million for the three months ended September 30, 2012. The increase in Vacation Interest sales, net, was attributable to a $48.0 million increase in Vacation Interest sales revenue, partially offset by a $7.6 million increase in our provision for uncollectible Vacation Interest sales revenue. The $48.0 million increase in Vacation Interest sales revenue during the three months ended September 30, 2013 compared to the three months ended September 30, 2012 was generated by sales growth on a same-store basis from 47 sales centers due to an increase in the number of transactions and a higher average sales price per transaction. During the quarter, the Company closed two low performing off-site sales centers, which will enable us to increase sales efficiencies. Our total number of tours increased to 56,822 for the three months ended September 30, 2013 from 52,474 for the three months ended September 30, 2012, primarily due to an increase in the number of tours generated on a same-store basis resulting from the expansion of our lead-generation and marketing programs. We closed a total of 8,342 Vacation Interest sales transactions during the three months ended September 30, 2013, compared to 7,647 transactions during the three months ended September 30, 2012. Our closing percentage (which represents the percentage of Vacation Interest sales closed relative to the total number of sales presentations at our sales centers during the period presented) increased slightly to 14.7% for the three months ended September 30, 2013 from 14.6% for the three months ended September 30, 2012. Vacation Interest sales price per transaction increased to $16,881 for the three months ended September 30, 2013 from $12,414 for the three months ended September 30, 2012 due principally to a change in our selling strategy to focus on selling larger point packages and the success of the sales and marketing initiatives implemented in furtherance of this strategy.

Sales incentives increased $1.2 million, or 53.8%, to $3.6 million for the three months ended September 30, 2013 from $2.4 million for the three months ended September 30, 2012. As a percentage of gross Vacation Interest sales revenue, sales incentives were 2.6% for both the three months ended September 30, 2013 and the three months ended September 30, 2012.

Provision for uncollectible Vacation Interest sales revenue increased $7.6 million, or 120.7%, to $13.9 million for the three months ended September 30, 2013 from $6.3 million for the three months ended September 30, 2012, primarily due to the increase in Vacation Interest sales revenue and an increase in the percentage of financed Vacation Interest sales for the three months ended September 30, 2013 as compared to the three months ended September 30, 2012.

Advertising, sales and marketing costs as a percentage of Vacation Interest sales revenue, were 51.4% for the three months ended September 30, 2013, compared to 55.3% for the three months ended September 30, 2012. Advertising, sales and marketing expense includes a charge of $2.0 million for stock-based compensation related to option grants made at the time of the IPO. Without this non-cash charge, advertising, sales and marketing as a percentage of gross Vacation Interest sales revenue would have been 50.0%, a decrease of 5.3 percentage points from the prior year period. The decrease of such costs as a percentage of Vacation Interest sales revenue was primarily due to improved absorption of fixed costs through increased sales efficiencies.

Vacation Interest cost of sales related to our Vacation Interest Sales and Financing Segment increased $1.8 million, or 10.9%, to $18.6 million for the three months ended September 30, 2013 from $16.8 million for the three months ended September 30, 2012. Vacation Interest cost of sales as a percentage of Vacation Interest revenue decreased to 13.5% for the three months ended September 30, 2013 from 18.7% for the three months ended September 30, 2012.  The decrease was primarily due to an increase in low-cost inventory added during the third quarter of 2013 as compared to the third quarter of 2012, primarily as a result of our inventory recovery agreements and the Island One acquisition.

Corporate General and Administrative Expense

General and administrative expense for the quarter included a non-cash charge of $35.4 million related to the IPO. Excluding this charge, general and administrative expense would have decreased $2.3 million, or 8.1%, to $25.7 million for the three months ended September 30, 2013 from $28.0 million for the three months ended September 30, 2012. This decrease was due to lower legal and professional expenses after the integration of the Pacific Monarch Resorts acquisition and higher allocation of our expenses to the HOAs and the Collections, partially offset by higher payroll expense to support operations acquired in connection with the Island One acquisition and the PMR Service Companies acquisition.

The $35.4 million non-cash charge noted above relates to stock-based compensation recognized in the three months ended September 30, 2013 due to the issuance of 6.4 million stock options by Diamond in connection with the IPO. Giving effect to this charge, general administrative expense as reported was $61.1 million for the three months ended September 30, 2013.

Pre-tax Income/Loss and Net Loss

The pre-tax loss for the quarter included non-cash items netting to $49.1 million related to the IPO and related transactions. Excluding these items, pre-tax income would have increased $26.4 million to $15.2 million for the three months ended September 30, 2013 from a pre-tax loss of $11.3 million for the three months ended September 30, 2012.

The non-cash items were charges related to stock-based compensation of $38.5 million and early extinguishment of debt of $13.4 million, offset in part by a gain on bargain purchase of $2.8 million, each recognized in the three months ended September 30, 2013. Giving effect to these items, the pre-tax loss was $34.0 million for the three months ended September 30, 2013.

Net loss increased $14.7 million to $26.3 million for the three months ended September 30, 2013 from $11.6 million for the three months ended September 30, 2012.

Capital Resources and Liquidity

As of September 30, 2013, we had cash and cash equivalents of $29.9 million and total indebtedness of $735.6 million (which included approximately $386.0 million of corporate debt and approximately $349.6 million of non-recourse debt). Our cash used in operating activities was $13.0 million for the three months ended September 30, 2013, compared to cash provided by operating activities of $5.3 million for the three months ended September 30, 2012. Capital expenditures for the three months ended September 30, 2013 were $4.3 million, a decrease of $0.9 million from $5.2 million for the three months ended September 30, 2012. Cash expenditures for the acquisition of the PMR Service Companies during the three months ended September 30, 2013 were $47.8 million.

The indenture governing our 12% senior secured notes due 2018 includes covenants which are determined by reference to the Adjusted EBITDA of Diamond and its “restricted subsidiaries.” Adjusted EBITDA, as defined in the indenture, was $60.6 million for the three months ended September 30, 2013. The calculation of Adjusted EBITDA in accordance with the indenture is detailed in the table below:

	Quarter Ended September 30,
	2013	2012
	($ in thousands)
Net cash used in operating activities	$(12,981)	$(5,251)
(Benefit) provision for income taxes	(7,626)	340
Provision for uncollectible Vacation Interest sales revenue(a)	(13,851)	(6,276)
Amortization of capitalized financing costs and original issue discounts(a)	(1,804)	(1,660)
Deferred income taxes(b)	8,040	159
Gain on foreign currency (c)	3	154
Gain on mortgage purchase(a)	33	7
Unrealized loss on derivative instruments(d)	(657)	—
Corporate interest expense(e)	16,658	20,254
Change in operating assets and liabilities excluding acquisitions(f)	53,983	7,797
Vacation interest cost of sales(g)	18,605	16,778
Adjusted EBITDA - Consolidated	60,403	32,302
Less: Adjusted EBITDA - Unrestricted Subsidiaries(h)	7,917	756
Plus: Intercompany elimination(i)	8,099	7,172
Adjusted EBITDA - Diamond and Restricted Subsidiaries	$60,585	$38,718

(a)    Represents non-cash charge or gain.

(b)
Represents the deferred income tax liability arising from the difference between the treatment for financial reporting purposes as compared to income tax return purposes, primarily related to the Island One acquisition.

(c)
Represents net realized gains on foreign exchange transactions settled at favorable exchange rates and unrealized net gains resulting from the revaluation of foreign currency-denominated assets and liabilities.

(d)    Represents the effects of the changes in mark-to-market valuations of derivative liabilities.

(e)
Represents corporate interest expense; does not include interest expense related to non-recourse indebtedness incurred by our special-purpose subsidiaries that is secured by our Vacation Interest consumer loans.

(f)
Represents the net change in operating assets and liabilities excluding acquisitions, as computed directly from the statements of cash flows. Vacation Interest cost of sales is included in the net changes in unsold Vacation Interests, net, as presented in the statements of cash flows.

(g)
We record Vacation Interest cost of sales using the relative sales value method in accordance with ASC 978, "Real-estate Time-Sharing Activities," which requires us to make significant estimates which are subject to significant uncertainty. In determining the appropriate amount of costs using the relative sales value method, we rely on complex, multi-year financial models that incorporate a variety of estimated inputs. These models are reviewed on a regular basis, and the relevant estimates used in the models are revised based upon historical results and management's new estimates.

(h)	Represents the Adjusted EBITDA of unrestricted subsidiaries as defined in, and calculated in accordance with our 12% senior secured notes.

(i)
Represents the elimination of revenues and expenses related to agreements entered into between our restricted and unrestricted subsidiaries. The agreements include service agreements for sales and marketing management (terminated on July 24, 2013), resort management, reservation services and portfolio management, whereby certain restricted subsidiaries operate these functions on behalf of the unrestricted subsidiaries for a fee. In addition to these service agreements, we have also entered into intercompany sales agreements, whereby certain restricted subsidiaries purchase unsold Vacation Interests from unrestricted subsidiaries.

Outlook

For the full year ending December 31, 2013, the Company is providing the following guidance for its expected operating results:

	Year Ending December 31, 2013
($ in thousands)	Low	High
Pre-tax income (loss)	$(11,700)	$5,500
Corporate interest expense	$70,100	$69,600
Vacation interest cost of sales(a)	$70,000	$61,600
Depreciation and amortization	$28,600	$27,600
Other non-cash items(b)	$55,400	$54,400

For the year ending December 31, 2013, the Company anticipates cash expenditures for the acquisition of inventory, excluding inventory from acquisitions, to be between $25.0 million and $30.0 million, including inventory acquired pursuant to the company’s inventory recovery agreements and excluding construction in progress related to the lobby and other common areas at the Company’s Cabo Azul resort. In addition, the company anticipates capital expenditures(c) to be between $15.0 million and $17.0 million.

(a)
In accordance with ASC 978, the Company records Vacation Interest Cost of Sales using the relative sales value method (See Note 2 - Summary of Significant Accounting Policies in the Annual Report on Form 10-K for the year ended December 31, 2012 of Diamond Resorts Corporation). This method requires the Company to make a number of projections and estimates, which are subject to significant uncertainty and retroactive adjustment in the future periods. These "true-up" adjustments may result, and for the Company have resulted in prior periods, in major swings (both positive and negative) in the Company's pre-tax income computed in accordance with US GAAP that do not have a direct correlation to the operating performance for the periods in which the "true-ups" are made. It is difficult to predict with any degree of precision what the projections and estimates used in connection with the relative sales value method will be and what impact those projections and estimates will have on the amount recorded in future periods as Vacation Interest Cost of Sales. As a result, guidance for Vacation Interest Cost of Sales (and as a result, pre-tax income) covers a wide range of outcomes.

(b)
Other non-cash items include: stock based compensation, loss on extinguishment of debt, impairments and other write-offs, gain on disposal of assets, gain on bargain purchase from business combinations, amortization of loan origination costs, and amortization of net portfolio (discounts) premiums.

(c)
Principally for IT infrastructure and sales center expansion/refurbishment. This does not include expenditures for the acquisition of inventory, or resort-level capital improvements which are paid by the homeowners associations.

Third Quarter 2013 Earnings Call

The company will be conducting a conference call to discuss the second quarter financial results at 10:00 a.m. Eastern Time on October 31, 2013, available via webcast on the Company's website at http://www.diamondresorts.com/corporate/about/investor/earnings.html. A webcast replay will become available within 2 hours of the call and will run for approximately one year on the Company’s website. Alternatively, participants may call into (866) 562-5561 from the United States, or (706) 679-1894 from outside the U.S. with conference ID 86342767; please dial in fifteen minutes early to ensure a timely start. A call replay will be available from 12:00 p.m. Eastern Time on October 31, 2013 through November 7, 2013 and can be accessed by dialing (800) 585-8367 with conference ID 86342767.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including the guidance for expected operating results presented under “Outlook” above and other statements regarding the current expectations of Diamond Resorts International, Inc. (the “Company”) about its prospects and opportunities. These forward-looking statements are covered by the "Safe Harbor for Forward-Looking Statements" provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company's actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, adverse trends or disruptions in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with the Company's affiliates and other third parties, including termination of the Company's hospitality management contracts; the Company's ability to maintain an optimal inventory of vacation ownership interests for sale; the Company's ability to sell, securitize or borrow against its consumer loans; decreased demand from prospective purchasers of

Vacation Interests; adverse events or trends in vacation destinations and regions where the resorts in our network are located; changes in the Company's senior management; the Company's ability to comply with regulations applicable to the vacation ownership industry; the effects of the Company's indebtedness and its compliance with the terms thereof; the Company's ability to successfully implement its growth strategy; and the Company's ability to compete effectively. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

ABOUT DIAMOND RESORTS INTERNATIONAL®

Diamond Resorts International®, with its network of 306 vacation destinations located in 33 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australia and Africa provides guests with choices and flexibility as they design their dream vacation, whether they're traveling an hour away or around the world. Our hassle-free, relaxing vacations give guests a truly memorable experience every time, for a lifetime.

Diamond Resorts International® owns, operates and manages vacation ownership resorts and, through resort and partner affiliation agreements, provides members and owners with access to 92 managed resorts, 162 affiliated resorts, 48 affiliated hotels and four cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit Diamondresorts.com.

Basis of Presentation

On July 24, 2013, Diamond closed the initial public offering (“IPO”) of its common stock.   Prior to the consummation of the initial public offering, Diamond was a newly-formed Delaware corporation that had not conducted any activities other than those incident to its formation and other actions in connection with the IPO.  Diamond was formed for the purpose of changing the organizational structure of Diamond Resorts Parent, LLC (“DRP”) from a limited liability company to a corporation. Immediately prior to the consummation of the IPO, DRP was the sole stockholder of Diamond.  In connection with, and immediately prior to the completion of the IPO, various reorganization transactions were effected ultimately with DRP merging with and into Diamond. See “Organizational Structure-Reorganization Transactions” in the Registration Statement on Form S-1 filed by Diamond with the Securities and Exchange Commission for additional information concerning these reorganization transactions.  References in this press release to “Diamond,” “the Company,” ”DRII,” “we,” “us” and “our,” refer to Diamond Resorts International, Inc. and its subsidiaries, after giving effect to those reorganization transactions, and our consolidated financial statements and other historical financial data included in this press release for periods prior to July 24, 2013 are those of DRP and its subsidiaries after giving effect to the reorganization transactions.

Presentation of Certain Financial Metrics

We believe supplementing our consolidated financial statements presented in accordance with U.S. GAAP with non-U.S. GAAP measures provides investors with useful information regarding our liquidity and short-term and long-term trends.

We define Adjusted EBITDA as our net income (loss), plus: (i) corporate interest expense; (ii) provision (benefit) for income taxes; (iii) depreciation and amortization; (iv) Vacation Interest cost of sales; (v) loss on extinguishment of debt; (vi) impairments and other non-cash write-offs; (vii) loss on the disposal of assets; (viii) amortization of loan origination costs; (ix) amortization of net portfolio premiums; and (x) stock-based compensation; less (a) gain on the disposal of assets; (b) gain on bargain purchase from business combination; and (c) amortization of net portfolio discounts. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered in isolation, or as an alternative to net cash provided by operating activities or any other measure of liquidity, or as an alternative to net income (loss), operating income (loss) or any other measure of financial performance, in each case calculated and presented in accordance with U.S. GAAP. Additional information regarding our calculation of Adjusted EBITDA is provided below.

We present Adjusted EBITDA primarily because, as indicated above, the indenture governing our 12% senior secured notes due 2018 includes covenants which are determined by reference to the Adjusted EBITDA of the Company and its “restricted subsidiaries,” and other of our debt-related agreements include covenants that are determined by reference to Adjusted EBITDA. As a result, we believe that supplementing our consolidated financial statements presented in accordance with US GAAP with this non-GAAP measure provides investors with useful information with respect to our liquidity.
In addition to its application under the Indenture for our senior secured notes, our management uses Adjusted EBITDA: (i) for planning purposes, including the preparation of our annual operating budget; (ii) to allocate resources to enhance the financial performance of our business; (iii) to evaluate the effectiveness of our business strategies and (iv) as a factor for determining compensation for personnel employed by the Company.

We understand that, although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, including:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or Vacation Interest inventory;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect cash requirements for income taxes;

•	Adjusted EBITDA does not reflect interest expense for our corporate indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced, and Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
we make expenditures to replenish Vacation Interests inventory (principally pursuant to our inventory recovery agreements and in connection with our strategic acquisitions), and Adjusted EBITDA does not reflect our cash requirements for these expenditures or certain costs of carrying such inventory (which are capitalized); and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See “Capital Resources and Liquidity” above for a reconciliation of Adjusted EBITDA to Net cash used in operating activities.

We present pre-tax income excluding non-cash items netting to $49.1 million for the third quarter of 2013 because management excludes these items from its forecasts and evaluation of our operational performance and because we believe that our pre-tax loss including these items are not indicative of our core operating results. We believe this is particularly the case because these items relate to actions related to our IPO and related transactions. The following is a reconciliation of our pre-tax income excluding these non-cash items to our pre-tax loss for the three months ended September 30, 2013:

Quarter Ended September 30, 2013
($ in thousands)
Loss before benefit for income taxes	$(33,935)
Plus: Non-cash charge from stock-based compensation	38,495
Non-cash charge from early extinguishment from of debt	13,383
Less: Gain on bargain purchase	(2,756)
Income before provision for income taxes excluding net non-cash items	$15,187

To properly and prudently evaluate our business, we encourage you to review our U.S. GAAP consolidated financial statements included in this press release, and not to rely on any single financial measure to evaluate our business. The non-U.S. GAAP financial measures included in this press release should not be considered in isolation, or as an alternative to net cash provided by operating activities or any other measure of liquidity, or as an alternative to net income (loss), operating income (loss) or any other measure of financial performance, in any such case calculated and presented in accordance with U.S. GAAP.

Segment Reporting

The Company presents its results of operations in two segments: (i) Hospitality and Management Services, which includes operations related to the management of resort properties and the Collections, revenue from club operations and the provision of other services; and (ii) Vacation Interest Sales and Financing, which includes operations relating to the marketing and sales of Vacation Interests, as well as the consumer financing activities related to such sales. While certain line items reflected on the statement of operations and comprehensive income (loss) fall completely into one of these business segments, other line items relate to revenues or expenses which are applicable to more than one segment. For line items that are applicable to more than one segment, revenues or expenses are allocated by management, which involves significant estimates. Certain expense items (principally corporate interest expense and depreciation and amortization) are not, in management's view, allocable to either of these business segments as they apply to the entire Company. In addition, general and administrative expenses are not allocated to either of these business segments because, historically, management has not allocated these expenses for purposes of evaluating the Company's different operational divisions. Accordingly, these expenses are presented under Corporate and Other.

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT
For the Quarters Ended September 30, 2013 and 2012
(In thousands)
(Unaudited)

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
	Hospitality and Management Services	Vacation Interest Sales and Financing	Corporate and Other	Total	Hospitality and Management Services	Vacation Interest Sales and Financing	Corporate and Other	Total

Revenues:
Management and member services	$33,610	$—	$—	$33,610	$29,999	$—	$—	$29,999
Consolidated resort operations	9,326	—	—	9,326	8,361	—	—	8,361
Vacation Interest sales, net of provision of $0, $13,851, $0, $13,851, $0, $6,276, $0 and $6,276, respectively	—	123,708	—	123,708	—	83,318	—	83,318
Interest	—	13,971	326	14,297	—	12,551	335	12,886
Other	1,227	9,434	—	10,661	1,019	7,129	—	8,148
Total revenues	44,163	147,113	326	191,602	39,379	102,998	335	142,712
Costs and Expenses:
Management and member services	9,408	—	—	9,408	8,862	—	—	8,862
Consolidated resort operations	9,602	—	—	9,602	7,314	—	—	7,314
Vacation Interest cost of sales	—	18,605	—	18,605	—	16,778	—	16,778
Advertising, sales and marketing	—	70,714	—	70,714	—	49,554	—	49,554
Vacation Interest carrying cost, net	—	10,154	—	10,154	—	8,226	—	8,226
Loan portfolio	278	2,018	—	2,296	189	2,257	—	2,446
Other operating	—	3,912	—	3,912	—	2,454	—	2,454
General and administrative	—	—	61,114	61,114	—	—	27,976	27,976
Depreciation and amortization	—	—	7,583	7,583	—	—	5,205	5,205
Interest	—	4,267	16,658	20,925	—	4,554	20,254	24,808
Loss on extinguishment of debt	—	—	13,383	13,383	—	—	—	—
Impairments and other write-offs	—	—	1,200	1,200	—	—	401	401
Gain on disposal of assets	—	—	(585)	(585)	—	—	(122)	(122)
(Gain) adjustment on bargain purchase from business combinations	—	—	(2,756)	(2,756)	—	—	115	115
Total costs and expenses	19,288	109,670	96,597	225,555	16,365	83,823	53,829	154,017
Income (loss) before (benefit) provision for income taxes	24,875	37,443	(96,271)	(33,953)	23,014	19,175	(53,494)	(11,305)
(Benefit) provision for income taxes	—	—	(7,626)	(7,626)	—	—	340	340
Net income (loss)	$24,875	$37,443	$(88,645)	$(26,327)	$23,014	$19,175	$(53,834)	$(11,645)

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT
For the Nine Months Ended September 30, 2013 and 2012
(In thousands)
(Unaudited)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Hospitality and Management Services	Vacation Interest Sales and Financing	Corporate and Other	Total	Hospitality and Management Services	Vacation Interest Sales and Financing	Corporate and Other	Total

Revenues:
Management and member services	$96,304	$—	$—	$96,304	$85,574	$—	$—	$85,574
Consolidated resort operations	26,465	—	—	26,465	25,522	—	—	25,522
Vacation Interest sales, net of provision of $0, $29,731, $0, $29,731, $0, $16,093, $0 and $16,093, respectively	—	325,815	—	325,815	—	202,764	—	202,764
Interest	—	40,021	1,138	41,159	—	38,015	1,039	39,054
Other	7,535	21,649	—	29,184	3,835	16,357	—	20,192
Total revenues	130,304	387,485	1,138	518,927	114,931	257,136	1,039	373,106
Costs and Expenses:
Management and member services	27,952	—	—	27,952	25,597	—	—	25,597
Consolidated resort operations	26,169	—	—	26,169	22,620	—	—	22,620
Vacation Interest cost of sales	—	45,451	—	45,451	—	17,175	—	17,175
Advertising, sales and marketing	—	181,668	—	181,668	—	124,591	—	124,591
Vacation Interest carrying cost, net	—	29,141	—	29,141	—	26,674	—	26,674
Loan portfolio	782	6,773	—	7,555	631	6,549	—	7,180
Other operating	—	6,518	—	6,518	—	5,419	—	5,419
General and administrative	—	—	105,612	105,612	—	—	70,937	70,937
Depreciation and amortization	—	—	19,912	19,912	—	—	13,379	13,379
Interest	—	12,451	58,110	70,561	—	14,240	55,718	69,958
Loss on extinguishment of debt	—	—	13,383	13,383	—	—	—	—
Impairments and other write-offs	—	—	1,279	1,279	—	—	390	390
Gain on disposal of assets	—	—	(673)	(673)	—	—	(218)	(218)
Gain on bargain purchase from business combinations	—	—	(2,726)	(2,726)	—	—	(22,634)	(22,634)
Total costs and expenses	54,903	282,002	194,897	531,802	48,848	194,648	117,572	361,068
Income (loss) before benefit for income taxes	75,401	105,483	(193,759)	(12,875)	66,083	62,488	(116,533)	12,038
Benefit for income taxes	—	—	(6,777)	(6,777)	—	—	(13,353)	(13,353)
Net income (loss)	$75,401	$105,483	$(186,982)	$(6,098)	$66,083	$62,488	$(103,180)	$25,391

Consolidating Financial Statements - Restricted and Unrestricted Subsidiaries

The following consolidating financial statements present the financial position, results of operations, and statements of cash flow for (1) those subsidiaries of the Company which have been designated "Unrestricted Subsidiaries" for purposes of the Senior Secured Note Indenture; and (2) the Company and all of its other subsidiaries. As of September 30, 2013 and December 31, 2012, the Unrestricted Subsidiaries were FLRX Inc. and its subsidiaries, ILX Acquisition Inc. and its subsidiaries, Tempus Acquisition, LLC and its subsidiaries, DPM Acquisition, LLC and its subsidiaries and Aegean Blue Holdings Plc and its subsidiaries. As of September 30, 2012, the Unrestricted Subsidiaries were FLRX Inc. and its subsidiaries, ILX Acquisition Inc. and its subsidiaries, Tempus Acquisition, LLC and its subsidiaries and DPM Acquisition, LLC and its subsidiaries.

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Quarters Ended September 30, 2013 and 2012
(In thousands)
(Unaudited)

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Revenues:
Management and member services	$31,851	$6,099	$(4,340)	$33,610	$29,772	$4,220	$(3,993)	$29,999
Consolidated resort operations	8,216	1,110	—	9,326	7,262	1,099	—	8,361
Vacation Interest sales, net of provision (adjustment) of $13,494, $357, $0, $13,851, $6,639, $(363), $0 and $6,276, respectively	113,110	10,598	—	123,708	77,318	6,000	—	83,318
Interest	12,964	1,333	—	14,297	10,053	2,833	—	12,886
Other	11,774	12,665	(13,778)	10,661	9,034	10,178	(11,064)	8,148
Total revenues	177,915	31,805	(18,118)	191,602	133,439	24,330	(15,057)	142,712
Costs and Expenses:
Management and member services	10,002	2,887	(3,481)	9,408	9,837	2,432	(3,407)	8,862
Consolidated resort operations	8,333	1,269	—	9,602	6,183	1,131	—	7,314
Vacation Interest cost of sales	18,121	484	—	18,605	16,121	657	—	16,778
Advertising, sales and marketing	63,840	7,715	(841)	70,714	46,721	3,405	(572)	49,554
Vacation Interest carrying cost, net	7,394	3,783	(1,023)	10,154	6,518	2,498	(790)	8,226
Loan portfolio	2,267	650	(621)	2,296	2,316	1,204	(1,074)	2,446
Other operating	4,508	3,457	(4,053)	3,912	2,973	1,523	(2,042)	2,454
General and administrative	57,473	3,641	—	61,114	17,780	10,196	—	27,976
Depreciation and amortization	3,847	3,736	—	7,583	2,348	2,857	—	5,205
Interest	14,591	6,334	—	20,925	16,952	7,856	—	24,808
Loss on extinguishment of debt	8,443	4,940	—	13,383	—	—	—	—
Impairments and other write-offs	—	1,200	—	1,200	401	—	—	401
(Gain) loss on disposal of assets	(590)	5	—	(585)	(122)	—	—	(122)
(Gain) adjustment on bargain purchase from business combinations	—	(2,756)	—	(2,756)	—	115	—	115
Total costs and expenses	198,229	37,345	(10,019)	225,555	128,028	33,874	(7,885)	154,017
(Loss) income before (benefit) provision for income taxes	(20,314)	(5,540)	(8,099)	(33,953)	5,411	(9,544)	(7,172)	(11,305)
(Benefit) provision for income taxes	(7,705)	79	—	(7,626)	450	(110)	—	340
Net (loss) income	$(12,609)	$(5,619)	$(8,099)	$(26,327)	$4,961	$(9,434)	$(7,172)	$(11,645)

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2013 and 2012
(In thousands)
(Unaudited)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Revenues:
Management and member services	$93,171	$16,046	$(12,913)	$96,304	$85,023	$9,173	$(8,622)	$85,574
Consolidated resort operations	22,285	4,180	—	26,465	21,430	4,092	—	25,522
Vacation Interest sales, net of provision (adjustment) of $28,930, $801, $0, $29,731, $17,273, $(1,180), $0 and $16,093, respectively	301,644	24,171	—	325,815	189,776	12,988	—	202,764
Interest	34,829	6,330	—	41,159	28,853	10,201	—	39,054
Other	32,884	33,267	(36,967)	29,184	23,657	18,374	(21,839)	20,192
Total revenues	484,813	83,994	(49,880)	518,927	348,739	54,828	(30,461)	373,106
Costs and Expenses:
Management and member services	30,285	8,070	(10,403)	27,952	26,395	5,948	(6,746)	25,597
Consolidated resort operations	22,166	4,003	—	26,169	18,949	3,671	—	22,620
Vacation Interest cost of sales	43,139	2,312	—	45,451	16,249	926	—	17,175
Advertising, sales and marketing	167,396	16,734	(2,462)	181,668	119,072	6,507	(988)	124,591
Vacation Interest carrying cost, net	22,175	10,072	(3,106)	29,141	22,875	5,708	(1,909)	26,674
Loan portfolio	7,436	2,196	(2,077)	7,555	6,960	2,143	(1,923)	7,180
Other operating	8,702	7,892	(10,076)	6,518	7,309	3,419	(5,309)	5,419
General and administrative	94,084	11,528	—	105,612	51,923	19,014	—	70,937
Depreciation and amortization	9,198	10,714	—	19,912	6,793	6,586	—	13,379
Interest	47,984	22,577	—	70,561	50,534	19,424	—	69,958
Loss on extinguishment of debt	8,443	4,940	—	13,383	—	—	—	—
Impairments and other write-offs	79	1,200	—	1,279	390	—	—	390
(Gain) loss on disposal of assets	(674)	1	—	(673)	(218)	—	—	(218)
Gain on bargain purchase from business combinations	—	(2,726)	—	(2,726)	—	(22,634)	—	(22,634)
Total costs and expenses	460,413	99,513	(28,124)	531,802	327,231	50,712	(16,875)	361,068
Income (loss) before (benefit) provision for income taxes	24,400	(15,519)	(21,756)	(12,875)	21,508	4,116	(13,586)	12,038
(Benefit) provision for income taxes	(6,946)	169	—	(6,777)	209	(13,562)	—	(13,353)
Net income (loss)	$31,346	$(15,688)	$(21,756)	$(6,098)	$21,299	$17,678	$(13,586)	$25,391

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEETS
As of September 30, 2013 and December 31, 2012
(In thousands)
	September 30, 2013 (Unaudited)				December 31, 2012 (Audited)
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Assets:
Cash and cash equivalents	$22,868	$7,008	$—	$29,876	$16,963	$4,098	$—	$21,061
Cash in escrow and restricted cash	58,544	2,698	—	61,242	40,785	1,526	—	42,311
Mortgages and contracts receivable, net of allowance of $91,904, $6,249, $0, $98,153, $61,067, $22,717, $0, and $83,784, respectively	359,207	18,306	—	377,513	266,303	46,633	(4)	312,932
Due from related parties, net	240,915	2,460	(206,917)	36,458	45,428	4,510	(26,943)	22,995
Other receivables, net	28,112	4,865	—	32,977	40,292	5,757	—	46,049
Income tax receivable	25	5,807	(5,807)	25	927	—	—	927
Prepaid expenses and other assets, net	71,547	17,862	(528)	88,881	49,512	9,409	(897)	58,024
Unsold Vacation Interests, net	272,869	72,858	(44,018)	301,709	263,493	74,635	(22,261)	315,867
Property and equipment, net	40,688	20,530	—	61,218	33,664	21,456	—	55,120
Assets held for sale	5,326	5,855	—	11,181	5,070	154	—	5,224
Intangible assets, net	107,685	123,440	—	231,125	30,914	81,584	—	112,498
Total assets	$1,207,786	$281,689	$(257,270)	$1,232,205	$793,351	$249,762	$(50,105)	$993,008

Liabilities and Stockholders' equity (deficit):
Accounts payable	$8,569	$5,997	$—	$14,566	$13,467	$2,252	$—	$15,719
Due to related parties, net	41,730	253,798	(216,249)	79,279	42,632	57,179	(35,607)	64,204
Accrued liabilities	85,199	14,802	(1,055)	98,946	91,511	16,004	(1,064)	106,451
Income taxes payable	1,091	—	—	1,091	701	—	—	701
Deferred income taxes	17,706	—	(5,807)	11,899	—	—	—	—
Deferred revenues	83,406	6,332	—	89,738	92,490	1,343	—	93,833
Senior Secured Notes, net of unamortized original issue discount of $6,798, $0, $0, $6,798, $8,509, $0, $0, and $8,509, respectively	367,642	—	—	367,642	416,491	—	—	416,491
Securitization notes and Funding Facilities, net of unamortized original issue discount for $515, $0, $0, $515, $753, $0, $0, $753, respectively	324,364	5,698	—	330,062	209,450	46,852	—	256,302
Revolving credit facility	15,000	—	—	15,000	—	—	—	—
Derivative liabilities	657	—	—	657	—	—	—	—
Notes payable	3,347	19,519	—	22,866	3,238	134,668	—	137,906
Total liabilities	948,711	306,146	(223,111)	1,031,746	869,980	258,298	(36,671)	1,091,607

Stockholders' equity (deficit):
Common stock $0.01 par value; authorized - 250,000,000 shares; issued and outstanding - 75,458,402, 0, 0 and 75,458,402, 54,057,867, 0, 0 and 54,057,867 shares	755	—	—	755	541	—	—	541
Additional paid-in capital	461,733	9,675	(9,675)	461,733	155,027	9,675	(9,675)	155,027
Accumulated deficit	(184,753)	(33,251)	(25,528)	(243,532)	(215,433)	(17,563)	(4,438)	(237,434)
Accumulated other comprehensive (loss) income	(18,660)	(881)	1,044	(18,497)	(16,764)	(648)	679	(16,733)
Total stockholders' equity (deficit)	259,075	(24,457)	(34,159)	200,459	(76,629)	(8,536)	(13,434)	(98,599)
Total liabilities and stockholders' equity (deficit)	$1,207,786	$281,689	$(257,270)	$1,232,205	$793,351	$249,762	$(50,105)	$993,008

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the Quarters Ended September 30, 2013 and 2012
(In thousands)
(Unaudited)

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Operating Activities:
Net (loss) income	$(12,609)	$(5,619)	$(8,099)	$(26,327)	$4,961	$(9,434)	$(7,172)	$(11,645)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Provision for uncollectible Vacation Interest sales revenue	13,494	357	—	13,851	6,639	(363)	—	6,276
Amortization of capitalized financing costs and original issue discounts	1,688	116	—	1,804	1,433	227	—	1,660
Amortization of capitalized loan origination costs and net portfolio discount	1,372	401	—	1,773	823	153	—	976
Depreciation and amortization	3,847	3,736	—	7,583	2,348	2,857	—	5,205
Stock-based compensation	38,495	—	—	38,495	—	—	—	—
Loss on extinguishment of debt	8,443	4,940	—	13,383	—	—	—	—
Impairments and other write-offs	—	1,200	—	1,200	401	—	—	401
(Gain) loss on disposal of assets	(590)	5	—	(585)	(122)	—	—	(122)
(Gain) adjustment on bargain purchase from business combinations	—	(2,756)	—	(2,756)	—	115	—	115
Deferred income taxes	(611)	(1,622)	(5,807)	(8,040)	—	(159)	—	(159)
Gain on foreign currency exchange	(1)	(2)	—	(3)	(154)	—	—	(154)
Loss (gain) on mortgage repurchase	6	(39)	—	(33)	(7)	—	—	(7)
Unrealized loss on derivative instrument	657	—	—	657	—	—	—	—
Unrealized loss on post-retirement benefit plan	774	—	—	774	—	—	—	—
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(67,110)	23,294	(1)	(43,817)	(24,609)	2,271	—	(22,338)
Due from related parties, net	(164,795)	4,339	159,928	(528)	7,678	(381)	4,248	11,545
Other receivables, net	352	963	—	1,315	(46)	330	16	300
Prepaid expenses and other assets, net	23,041	2,470	197	25,708	19,822	4,346	51	24,219
Unsold Vacation Interests, net	1,532	2,094	8,098	11,724	(11,763)	(3,840)	7,171	(8,432)
Accounts payable	(1,386)	1,558	—	172	(938)	(525)	—	(1,463)
Due to related parties, net	(17,156)	158,870	(160,079)	(18,365)	(5,163)	6,854	(4,247)	(2,556)
Accrued liabilities	(15,900)	(4,913)	(44)	(20,857)	(6,635)	7,977	(67)	1,275
Income taxes payable	76	(5,807)	5,807	76	(457)	—	—	(457)
Deferred revenues	(12,863)	2,678	—	(10,185)	(9,477)	(413)	—	(9,890)
Net cash (used in) provided by operating activities	(199,244)	186,263	—	(12,981)	(15,266)	10,015	—	(5,251)

Investing activities:
Property and equipment capital expenditures	(4,263)	(48)	—	(4,311)	(5,150)	(16)	—	(5,166)
Cash acquired in connection with the Island One Acquisition	725	—	—	725	—	—	—	—
Purchase of assets in connection with the PMR Service Companies Acquisition, net of cash acquired of $0, $0, $0, $0, $0, $0, $0 and $0, respectively	—	(47,758)	—	(47,758)	—	—	—	—
Proceeds from sale of assets	1,656	—	—	1,656	177	—	—	177
Net cash used in investing activities	$(1,882)	$(47,806)	$—	$(49,688)	$(4,973)	$(16)	$—	$(4,989)

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS—Continued
For the Quarters Ended September 30, 2013 and 2012
(Unaudited)
(In thousands)

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Financing activities:
Changes in cash in escrow and restricted cash	$914	$(1,258)	$—	$(344)	$4,304	$(200)	$—	$4,104
Proceeds from issuance of revolving credit facility	15,000	—	—	15,000	—	—	—	—
Proceeds from issuance of securitization notes and Funding Facilities	94,584	—	—	94,584	36,878	101	—	36,979
Proceeds from issuance of notes payable	—	1,407	—	1,407	1,124	13	—	1,137
Payments on securitization notes and Funding Facilities	(37,818)	(29,467)	—	(67,285)	(19,096)	(4,888)	—	(23,984)
Payments on senior secured notes	(50,560)	—	—	(50,560)	—	—	—	—
Payments on notes payable	(2,844)	(109,040)	—	(111,884)	(2,378)	(5,451)	—	(7,829)
Payments of debt issuance costs	(2,152)	41	—	(2,111)	—	—	—	—
Proceeds from issuance of common stock, net of related costs	204,705	—	—	204,705	—	—	—	—
Repurchase of remaining outstanding warrants	(10,346)	—	—	(10,346)	—	—	—	—
Payments of costs related to issuance of common units	10	—	—	10	(26)	—	—	(26)
Net cash provided by (used in) financing activities	211,493	(138,317)	—	73,176	20,806	(10,425)	—	10,381

Net increase (decrease) in cash and cash equivalents	10,367	140	—	10,507	567	(426)	—	141
Effect of changes in exchange rates on cash and cash equivalents	447	75	—	522	230	—	—	230
Cash and cash equivalents, beginning of period	12,054	6,793	—	18,847	17,001	875	—	17,876
Cash and cash equivalents, end of period	$22,868	$7,008	$—	$29,876	$17,798	$449	$—	$18,247

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$24,630	$9,957	$—	$34,587	$28,778	$4,259	$—	$33,037
Cash paid for taxes, net of cash tax refunds	$332	$60	$—	$392	$941	$49	$—	$990

Purchase of assets in connection with the Island One Acquisition:
Fair value of assets acquired based on valuation reports	$83,164	$—	$—	$83,164	$—	$—	$—	$—
Goodwill acquired	27,665	—	—	27,665	—	—	—	—
DRII common stock issued	(73,307)	—	—	(73,307)	—	—	—	—
Deferred tax liability	(18,317)	—	—	(18,317)	—	—	—	—
Liabilities assumed	$19,205	$—	$—	$19,205	$—	$—	$—	$—

Purchase of assets in connection with the PMR Service Companies Acquisition:
Fair value of assets acquired based on valuation reports	$—	$52,291	$—	$52,291	$—	$—	$—	$—
Gain on bargain purchase recognized	—	(2,756)	—	(2,756)	—	—	—	—
Cash paid	—	(47,758)	—	(47,758)	—	—	—	—
Deferred tax liability	—	(1,622)	—	(1,622)	—	—	—	—
Liabilities assumed	$—	$155	$—	$155	$—	$—	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unsold Vacation Interests, net reclassified to assets held for sale	$14	$—	$—	$14	$—	$—	$—	$—

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS—Continued
For the Quarters Ended September 30, 2013 and 2012
(Unaudited)
(In thousands)

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Assets held for sale reclassified to management contracts (intangible assets, net)	$—	$—	$—	$—	$5	$—	$—	$5
Assets held for sale reclassified to unsold Vacation Interests, net	$—	$—	$—	$—	$38	$—	$—	$38

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2013 and 2012
(In thousands)
(Unaudited)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Operating Activities:
Net income (loss)	$31,346	$(15,688)	$(21,756)	$(6,098)	$21,299	$17,678	$(13,586)	$25,391
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Provision for uncollectible Vacation Interest sales revenue	28,930	801	—	29,731	17,273	(1,180)	—	16,093
Amortization of capitalized financing costs and original issue discounts	4,860	747	—	5,607	4,163	579	—	4,742
Amortization of capitalized loan origination costs and net portfolio discounts (premiums)	3,815	493	—	4,308	2,282	(706)	—	1,576
Depreciation and amortization	9,198	10,714	—	19,912	6,793	6,586	—	13,379
Stock-based compensation	38,495	—	—	38,495	—	—	—	—
Loss on extinguishment of debt	8,443	4,940	—	13,383	—	—	—	—
Impairments and other write-offs	79	1,200	—	1,279	390	—	—	390
(Gain) loss on disposal of assets	(674)	1	—	(673)	(218)	—	—	(218)
Gain on bargain purchase from business combinations	—	(2,726)	—	(2,726)	—	(22,634)	—	(22,634)
Deferred income taxes	(611)	(1,622)	(5,807)	(8,040)	—	(13,612)	—	(13,612)
Loss (gain) on foreign currency exchange	138	77	—	215	(98)	—	—	(98)
Loss (gain) on mortgage repurchase	7	(78)	—	(71)	(26)	—	—	(26)
Unrealized loss on derivative instruments	657	—	—	657	—	—	—	—
Unrealized loss on post-retirement benefit plan	774	—	—	774	—	—	—	—
Gain on insurance settlement	(2,876)	—	—	(2,876)	—	—	—	—
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(111,575)	27,110	(4)	(84,469)	(42,828)	11,803	(2)	(31,027)
Due from related parties, net	(191,209)	1,825	179,821	(9,563)	9,225	348	8,735	18,308
Other receivables, net	16,860	1,946	—	18,806	14,783	(1,422)	19	13,380
Prepaid expenses and other assets, net	(16,448)	(11,973)	108	(28,313)	(20,289)	1,638	(21)	(18,672)
Unsold Vacation Interests, net	(9,229)	(5,158)	21,757	7,370	(39,266)	(7,745)	12,737	(34,274)
Accounts payable	(6,039)	3,622	—	(2,417)	1,270	1,042	—	2,312
Due to related parties, net	1,179	196,628	(179,974)	17,833	41,079	15,613	(7,896)	48,796
Accrued liabilities	(14,263)	1,135	48	(13,080)	1,515	10,912	14	12,441
Income taxes payable	1,294	(5,807)	5,807	1,294	(2,046)	—	—	(2,046)
Deferred revenues	(12,105)	4,990	—	(7,115)	(10,139)	1,277	—	(8,862)
Net cash (used in) provided by operating activities	(218,954)	213,177	—	(5,777)	5,162	20,177	—	25,339

Investing activities:
Property and equipment capital expenditures	(12,183)	(609)	—	(12,792)	(11,005)	(268)	—	(11,273)
Cash acquired in connection with the Island One Acquisition	725	—	—	725	—	—	—	—
Purchase of assets in connection with the PMR Service Companies Acquisition, net of cash acquired of $0, $0, $0, $0, $0, $0, $0, and $0, respectively	—	(47,758)	—	(47,758)	—	—	—	—
Purchase of assets in connection with the PMR Acquisition, net of cash acquired of $0, $0, $0, $0, $0, $0, $0, and $0, respectively	—	—	—	—	—	(51,635)	—	(51,635)
Proceeds from sale of assets	3,126	—	—	3,126	497	—	—	497
Net cash used in investing activities	$(8,332)	$(48,367)	$—	$(56,699)	$(10,508)	$(51,903)	$—	$(62,411)

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS—Continued
For the Nine Months Ended September 30, 2013 and 2012
(Unaudited)
(In thousands)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Financing activities:
Changes in cash in escrow and restricted cash	$(16,496)	$(1,174)	$—	$(17,670)	$(4,521)	$(232)	$—	$(4,753)
Proceeds from issuance of revolving credit facility	15,000	—	—	15,000	—	—	—	—
Proceeds from issuance of securitization notes and Funding Facilities	265,160	713	—	265,873	80,997	1,867	—	82,864
Proceeds from issuance of notes payable	—	3,882	—	3,882	1,124	64,138	—	65,262
Payments on securitization notes and Funding Facilities	(159,717)	(41,867)	—	(201,584)	(66,937)	(15,358)	—	(82,295)
Payments on senior secured notes	(50,560)	—	—	(50,560)	—	—	—	—
Payments on notes payable	(8,409)	(123,423)	—	(131,832)	(7,426)	(15,919)	—	(23,345)
Payments of debt issuance costs	(6,147)	(16)	—	(6,163)	(24)	(2,570)	—	(2,594)
Proceeds from issuance of Common Stock, net of related costs	204,705	—	—	204,705	—	—	—	—
Repurchase of remaining outstanding warrants	(10,346)	—	—	(10,346)	—	—	—	—
Payments of costs related to issuance of common and preferred units	—	—	—	—	(35)	—	—	(35)
Net cash provided by (used in) financing activities	233,190	(161,885)	—	71,305	3,178	31,926	—	35,104

Net increase (decrease) in cash and cash equivalents	5,904	2,925	—	8,829	(2,168)	200	—	(1,968)
Effect of changes in exchange rates on cash and cash equivalents	1	(15)	—	(14)	318	—	—	318
Cash and cash equivalents, beginning of period	16,963	4,098	—	21,061	19,648	249	—	19,897
Cash and cash equivalents, end of period	$22,868	$7,008	$—	$29,876	$17,798	$449	$—	$18,247

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$55,505	$18,922	$—	$74,427	$61,067	$11,032	$—	$72,099
(Cash tax refunds, net of cash paid for taxes) Cash paid for taxes, net of cash tax refunds	$(138)	$150	$—	$12	$2,337	$—	$—	$2,337

Purchase of assets in connection with the Island One Acquisition:
Fair value of assets acquired based on valuation reports	$83,164	$—	$—	$83,164	$—	$—	$—	$—
Goodwill acquired	27,665	—	—	27,665	—	—	—	—
DRII common stock issued	(73,307)	—	—	(73,307)	—	—	—	—
Deferred tax liability	(18,317)	—	—	(18,317)	—	—	—	—
Liabilities assumed	$19,205	$—	$—	$19,205	$—	$—	$—	$—

Purchase of assets in connection with the PMR Service Companies Acquisition:
Fair value of assets acquired based on valuation reports	$—	$52,291	$—	$52,291	$—	$—	$—	$—
Gain on bargain purchase recognized	—	(2,756)	—	(2,756)	—	—	—	—
Cash paid	—	(47,758)	—	(47,758)	—	—	—	—
Deferred tax liability	—	(1,622)	—	(1,622)	—	—	—	—
Liabilities assumed	$—	$155	$—	$155	$—	$—	$—	$—

DIAMOND RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS—Continued
For the Nine Months Ended September 30, 2013 and 2012
(Unaudited)
(In thousands)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Purchase of assets in connection with the PMR Acquisition:
Fair value of assets acquired based on valuation reports	$—	$—	$—	$—	$—	$89,760	$—	$89,760
Gain on bargain purchase recognized	—	—	—	—	—	(22,765)	—	(22,765)
Cash paid	—	—	—	—	—	(51,635)	—	(51,635)
Deferred tax liability	—	—	—	—	—	(13,612)	—	(13,612)
Liabilities assumed	$—	$—	$—	$—	$—	$1,748	$—	$1,748

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Insurance premiums financed through issuance of notes payable	$7,822	$—	$—	$7,822	$7,573	$—	$—	$7,573
Assets held for sale reclassified to unsold vacation interests	$—	$—	$—	$—	$1,353	$—	$—	$1,353
Unsold Vacation Interests, net reclassified to assets held for sale	$4,464	$5,701	$—	$10,165	$—	$—	$—	$—
Assets held for sale reclassified to management contracts (intangible assets, net)	$—	$—	$—	$—	$192	$—	$—	$192